UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2010

ECLIPS MEDIA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	65-0783722
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

110 Greene Street, Suite 403, New York, New York 10012
(Address of principal executive offices) (zip code)

(212) 851-6425
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

On November 15, 2010, EClips Media Technologies, Inc. (the “Company”) issued 219,863 restricted shares of the Company’s common stock to a director pursuant to the compensation plan adopted for non-employee directors.

The securities above were issued in reliance upon exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 15, 2010, Eric Simon resigned from his position as Chief Executive Officer of the Company.

Simultaneously with such resignation, Glenn Kesner was appointed as Chief Executive Officer and Principal Accounting Officer of the Company.  Glenn Kesner is founder of Auracana, LLC. As creative director he has branded, produced content and developed promotions for Speed Network, NASCAR, Discovery Channel, Food Network, Yahoo!, Turner, Disney and MTV Networks, among others. He has held various positions with Turner Classic Movies, CNN and VH1. Mr. Kesner holds a Bachelors degree from Syracuse University, Newhouse School of Communications.  Mr. Kesner has been a director of the Company since February 2010 and was a director of FTOH Corp.  Mr. Kesner is 49 years old.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPS MEDIA TECHNOLOGIES, INC.

Dated: November 15, 2010	By:	/s/ Glenn Kesner
Name: Glenn Kesner Position: Chief Executive Officer